Exhibit 99.1

Rosetta Stone Inc. Reports Third Quarter 2013 Results

Results Reflect Continued Business Transformation;

Reaffirms Pro Forma Adjusted EBITDA Guidance Range for Full-Year 2013

ARLINGTON, VA — November 6, 2013 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning and reading solutions, today announced financial results for the third quarter of 2013, as summarized below:

	Three Months Ended
US$ thousands	September 30,		%
except per-share data	2013	2012	change
	(As Adjusted) *
Total revenue	$60,872	$64,279	-5%
Total bookings	$70,694	$72,125	-2%
Pro forma revenue	$63,778	$64,279	-1%

Net loss	$(4,169)	$(32,063)	87%
Net loss per share	$(0.19)	$(1.52)	87%

Pro forma adjusted net loss	$(2,721)	$(1,265)	-115%
Pro forma adjusted net loss per share	$(0.12)	$(0.06)	-100%

Pro forma adjusted EBITDA	$(618)	$2,110	-129%

Cash flow from operations	$(587)	$5,424	-111%
Purchases of property and equipment	$(2,203)	$(941)	-134%
Free cash flow	$(2,790)	$4,483	-162%

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

Definitions and reconciliations for all non-GAAP measures are provided in this press release.

“Although the third quarter’s performance was mixed we continued to move our long term strategy forward by growing our SaaS business in our Enterprise & Education segment, continuing to shift our consumer business to more digital, introducing literacy and language products into the Kids’ space and expanding our retail distribution and presence in iOS and Android ecosystems.  In addition, the Lexia acquisition moved us beyond language, broadening our product portfolio into a natural adjacency with reading,” said Steve Swad, President and CEO of Rosetta Stone.  Swad continued, “However, lower pricing and softness in our retail channel resulted in a decline in Pro

Forma Adjusted EBITDA.  Despite the results in the quarter, we believe that the underlying transformation of the business is intact and we still expect to deliver full-year Pro Forma Adjusted EBITDA within our previous guidance range.”

Third Quarter 2013 Operational and Financial Highlights

•                  Bookings: Total consolidated bookings of $70.7 million decreased 2% compared to the year-ago period.  North American Consumer segment (“NA Consumer”) bookings decreased 9% to $38.6 million from $42.3 million, mainly reflecting the absence of the sales from our NA kiosk channel, which was closed early in the second quarter of 2013.  Excluding the kiosk channel, NA Consumer bookings were flat year-over-year.  The Rest of World Consumer segment (“ROW Consumer”) declined 29%, primarily reflecting on-going declines in Asia, partially offset by growth in Germany.  Bookings in the Global Enterprise & Education (“E&E”) segment increased 27% compared with a year-ago.  E&E bookings include two months of results from the acquisition of Lexia Learning.  Core E&E bookings, which are before Lexia and exclude de-emphasized network product increased 7% year-over-year.

•                  Revenue: Total revenue decreased 5% year-over-year to $60.9 million from $64.3 million.  NA Consumer revenue decreased 3%, reflecting the absence of sales from the kiosk channel and softer retail channel performance, partially offset by growth in  the direct-to-consumer channel.  The direct-to-consumer sales channel continued to benefit from cross-selling to community members of Livemocha.  Excluding kiosk, core NA Consumer revenue increased 6% year-over-year.  ROW Consumer revenue decreased 28% due mainly to decreases in Japan and Korea, partially offset by growth in Germany.  E&E revenue grew 4% in the third quarter compared with a year ago.

	Three Months Ended
	September 30,		%
US$ thousands	2013	2012	change
Revenue from:
North America Consumer	$38,699	$39,878	-3%
Rest of World Consumer	7,165	9,903	-28%
Total Consumer	45,864	49,781	-8%
Global Enterprise and Education	15,008	14,498	4%
Total	$60,872	$64,279	-5%

•                  Pro Forma Adjusted EBITDA: Pro Forma Adjusted EBITDA for the third quarter decreased 129% to ($0.6) million from $2.1 million.  The decline was due to the decrease in revenue, which was partially offset by lower cost of goods sold, sales & marketing and general and administrative expenses.  Cost of goods sold decreased

$0.4 million due to lower revenues and mix shift to lower-cost digital offerings and lower hard-product and studio coaching costs.  Sales and marketing (S&M) expenses decreased by $2.0 million.  The reduction in sales and marketing expense was primarily due to the absence of NA Consumer kiosk expenses.  General and administrative (G&A) expenses also decreased by $0.5 million due to continued cost control efforts even as the third quarter 2013 results included expenses from the addition of Livemocha and Lexia.  Offsetting the decreases in S&M and G&A expenses was a $3.6 million increase in research and development costs, reflecting the continued investment being made in product development as well as the additional costs from the Livemocha and Lexia acquisitions.  Pro Forma Adjusted EBITDA includes approximately $0.5 million of adjustments, mainly related to severance and restructuring costs.

•                  Pro Forma Adjusted Net Loss and Pro Forma Adjusted EPS: Pro Forma Adjusted Net Loss was $2.7 million in the third quarter of 2013, compared to Pro Forma Adjusted Net Loss of $1.3 million in the third quarter of 2012.  Pro Forma Adjusted Net Loss per share was $0.12 compared to a Pro Forma Adjusted Net Loss of $0.06 per share in the prior year period.

•                  Balance Sheet and Cash Flow: Cash at the end of the quarter was $113.2 million, a $18.9 million decrease from $132.1 million at June 30, 2013.  The decrease was mainly due to the company’s acquisition of Lexia for $22.5 million, net of cash acquired, closing adjustments and holdback.  The balance sheet remains strong, with no debt.  Deferred revenue increased $11.0 million in the quarter to $72.6 million, including the addition of $1.2 million of deferred revenue from the acquisition of Lexia.  Free cash flow in the third quarter was ($2.8) million compared with $4.5 million a year ago.  The decline in free cash flow reflects the negative Pro Forma Adjusted EBITDA and a decrease in working capital, offset in part by the increase in deferred revenue versus the year ago period and an increase in capital expenditures to $2.2 million in the third quarter compared with $0.9 million a year ago.

Guidance

Based on the company’s year-to-date performance and outlook for the fourth quarter, the company is revising its guidance for Pro Forma Revenue, but maintaining its other financial guidance metrics.

2013 Guidance

Pro Forma Revenue	$270MM to $280MM

Pro Forma Adjusted EBITDA	$14MM to $17MM

Pro Forma Adjusted Net Income/(Loss)	$(3MM) to $0MM
Pro Forma Adjusted EPS	$(0.12) to $(0.01)

Shares outstanding	~22.0MM

Capital Expenditures	$5MM to $8MM

Non-GAAP Financial Measures

This press release contains several non-GAAP financial measures.

•                  Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to current definition.

•                  Adjusted net loss and adjusted net loss per share exclude the impact of items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets.

•                  Free cash flow is cash flow from operations less cash used in purchases of property and equipment.

•                  Bookings represent executed sales contracts received by the Company that are either recorded immediately as revenue or as deferred revenue.

•                  Pro Forma Revenue is GAAP revenue plus the purchase accounting impact on acquired deferred revenue.

•                  Pro forma adjusted EBITDA is GAAP net income/(loss) plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Pro forma adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets, plus the purchase accounting impact on acquired deferred revenue less the purchase accounting impact on acquired deferred commissions. Pro forma adjusted EBITDA for prior periods has been revised to conform to current definition.

•                  Pro forma adjusted net income/(loss) and pro forma adjusted net income (loss) per share exclude the impact of items related to its litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets, plus the purchase accounting impact on acquired deferred revenue less the purchase accounting impact on acquired deferred commissions.  Pro forma adjusted net income/(loss) and pro forma adjusted EPS for prior periods has been revised to conform to current definition.

Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described below when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance, due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.  In addition, the impact of shares granted under these plans is considered in the Company’s EPS calculation to the extent the shares are dilutive.

•                  Bookings. Although revenue is an important aspect of measuring Company performance, the Company believes total sales bookings can be a valuable indicator of the Company’s performance.  The Company is transitioning to a greater amount of subscription sales, which results in an increasing portion of sales being recorded as deferred revenue.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements.  In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results.  The company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Investor Webcast

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website.

In conjunction with this announcement, Rosetta Stone will host a webcast today at 4:30 p.m. eastern time (ET) to discuss the results and the company’s business outlook. The webcast will be available live on the Investor Relations page of the company’s website at http://investors.rosettastone.com.

Investors may also dial in to the conference line using one of the following numbers:

1-877-407-9039 (toll-free) or

1-201-689-8470 (toll/international)

A recorded replay of the webcast will be available on the “Investor Relations” page of the company’s web site http://investors.rosettastone.com after the live discussion.  The replay will also be available beginning at 7:30PM ET until November 20, 2013 at 11:59 pm ET via telephone at the following numbers:

1-877-870-5176 (toll-free) or

1-858-384-5517 (toll/international)

Pass Code: 13572591

About Rosetta Stone

Rosetta Stone Inc. (NYSE: RST) is dedicated to changing the way the world learns. The company’s innovative technology-driven language and reading solutions are used by thousands of schools, businesses, government organizations and millions of individuals around the world. Founded in 1992, Rosetta Stone pioneered the use of interactive software to accelerate language learning. Today the company offers courses in 30 languages, from the most commonly spoken (such as English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). In 2013, Rosetta Stone expanded beyond language and deeper into education-technology with its acquisitions of Livemocha and Lexia Learning. Rosetta Stone is based in Arlington, VA, and has offices in Harrisonburg, VA, Boulder, CO, Austin, TX, San Francisco, CA, Seattle, WA, Concord, MA, Tokyo, Seoul, London, Dubai and Sao Paulo.

“Rosetta Stone” is a registered trademark or trademark of Rosetta Stone Ltd. in the United States and other countries.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our guidance for future financial performance and operating targets, and our long-term growth prospects.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” “likely,”  “will,” “financial outlook,” “guidance,” “strategy,” or “continue.”  These forward-looking statements reflect the company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for language learning solutions; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; the appeal and efficacy of our products and services; our expectations regarding capturing lifetime value and a broader range of market segments through such offerings; our plans regarding expansion of our marketing initiatives and sales force; our international operations and growth plans; our plans regarding our retail relationships; our plans regarding our E&E business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to realign our cost structure and revitalize our go-to-market strategy; our plans to transition our distribution to more online in the Consumer business; our mergers and acquisitions plans; our plans related to Lexia and Livemocha; our ability to successfully integrate Lexia and Livemocha into our business; adverse trends in general economic conditions and the other factors described more fully in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the fiscal year ended December 31, 2012, which is on file with the SEC.  The company assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investor Contact:	Media Contact:
Steve Somers, CFA	Jonathan Mudd
ssomers@rosettastone.com	jmudd@rosettastone.com
703-387-5876	571-357-7148

Source: Rosetta Stone Inc.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
		(As Adjusted)*		(As Adjusted)*
Revenue:
Product	$34,038	$42,462	$107,087	$127,534
Subscription and service	26,834	21,817	79,847	67,006
Total revenue	60,872	64,279	186,934	194,540

Cost of revenue:
Cost of product revenue	7,325	7,858	21,263	24,087
Cost of subscription and service revenue	3,419	3,327	9,969	11,892
Total cost of revenue	10,744	11,185	31,232	35,979

Gross profit	50,128	53,094	155,702	158,561

Operating expenses
Sales and marketing	34,844	36,830	104,904	110,518
Research and development	8,797	5,177	25,248	17,944
General and administrative	13,987	14,474	40,209	41,050
Lease abandonment	7	—	835	—
Total operating expenses	57,635	56,481	171,196	169,512

Loss from operations	(7,507)	(3,387)	(15,494)	(10,951)

Other income and (expense):
Interest income	21	42	105	141
Interest expense	(9)	—	(54)	—
Other income (expense)	(305)	(27)	105	(71)
Total other income (expense)	(293)	15	156	70

Loss before income taxes	(7,800)	(3,372)	(15,338)	(10,881)
Income tax (benefit) provision	(3,631)	28,691	(3,052)	27,739

Net loss	$(4,169)	$(32,063)	$(12,286)	$(38,620)

Net loss per share:
Basic	$(0.19)	$(1.52)	$(0.57)	$(1.84)
Diluted	$(0.19)	$(1.52)	$(0.57)	$(1.84)

Common shares and equivalents outstanding:
Basic weighted average shares	21,827	21,073	21,587	21,004
Diluted weighted average shares	21,827	21,073	21,587	21,004

* Certain amounts have been adjusted for the restrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30,	December 31,
	2013	2012
		(As Adjusted)*

Assets
Current assets:
Cash and cash equivalents	$113,104	$148,190
Restricted cash	82	73
Accounts receivable (net of allowance for doubtful accounts of $1,182 and $1,297, respectively)	46,339	49,946
Inventory	7,038	6,581
Prepaid expenses and other current assets	10,391	8,651
Income tax receivable	648	1,104
Deferred income taxes	79	30
Total current assets	177,681	214,575

Property and equipment, net	18,029	17,213
Goodwill	49,972	34,896
Intangible assets, net	29,801	10,825
Deferred income taxes	218	257
Other assets	3,225	1,680
Total assets	$278,926	$279,446

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,588	$6,064
Accrued compensation	13,094	16,830
Other current liabilities	30,482	36,387
Deferred revenue	62,168	59,195
Total current liabilities	113,332	118,476

Deferred revenue	10,463	4,221
Deferred income taxes	9,251	8,400
Other long-term liabilities	2,627	155
Total liabilities	135,673	131,252

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 authorized; zero and zero shares issued and outstanding September 30, 2013 and December 31, 2012, respectively	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 22,650 and 21,951 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	168,026	160,693
Accumulated loss	(25,444)	(13,158)
Accumulated other comprehensive income	669	657
Total stockholders’ equity	143,253	148,194
Total liabilities and stockholders’ equity	$278,926	$279,446

* Certain amounts have been adjusted for the restrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
		(As Adjusted)*		(As Adjusted)*

Cash Flows From Operating Activities:
Net loss	$(4,169)	$(32,063)	$(12,286)	$(38,620)
Adjustments to reconcile net loss to cash (used in) provided by operating activities, net of business acquisitions
Stock-based compensation expense	2,525	2,477	6,229	6,208
Bad debt expense	455	739	682	1,335
Depreciation and amortization	2,409	1,748	7,005	6,230
Deferred income tax provision (benefit)	(3,904)	27,052	(4,527)	25,846
Loss on disposal of equipment	41	372	246	752
Net change in:
Restricted cash	(18)	(13)	(9)	15
Accounts receivable	(2,338)	(5,165)	5,672	11,149
Inventory	(1,058)	(479)	(506)	1
Prepaid expenses and other current assets	1,150	(128)	(1,593)	662
Income tax receivable	(420)	660	391	(2,080)
Other assets	(1,703)	968	(1,662)	(78)
Accounts payable	(1,986)	2,491	961	(377)
Accrued compensation	(2,621)	(298)	(4,180)	1,476
Other current liabilities	1,704	1,123	(8,092)	(6,690)
Excess tax benefit from stock options exercised	—	18	—	—
Other long-term liabilities	(7)	(1,640)	329	(44)
Deferred revenue	9,353	7,562	7,606	5,707
Net cash (used in) provided by operating activities	(587)	5,424	(3,734)	11,492

Cash Flows From Investing Activities:
Purchases of property and equipment	(2,203)	(941)	(6,415)	(2,939)
Proceeds from (purchases of) available-for-sale securities	—	1,599	—	9,711
Acquisitions, net of cash acquired	(17,495)	—	(25,675)	—
Net cash (used in) provided by investing activities	(19,698)	658	(32,090)	6,772

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	581	830	2,379	830
Repurchase of shares from exercised stock options	—	—	(1,040)	—
Tax benefit of stock options exercised	—	(18)	—	—
Proceeds from equity offering, net of issuance costs	(57)	—	(228)	—
Payments under capital lease obligations	(17)	(2)	(213)	(5)
Net cash provided by financing activities	507	810	898	825

(Decrease) increase in cash and cash equivalents	(19,778)	6,892	(34,926)	19,089

Effect of exchange rate changes in cash and cash equivalents	812	380	(160)	441

Net (decrease) increase in cash and cash equivalents	(18,966)	7,272	(35,086)	19,530

Cash and cash equivalents—beginning of period	132,070	118,774	148,190	106,516

Cash and cash equivalents—end of period	$113,104	$126,046	$113,104	$126,046

* Certain amounts have been adjusted for the restrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and Pro Forma Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
		(As Adjusted)*		(As Adjusted)*

GAAP net loss	$(4,169)	$(32,063)	$(12,286)	$(38,620)
Interest (income)/expense, net	(12)	(42)	(51)	(141)
Income tax (benefit) expense	(3,631)	28,691	(3,052)	27,739
Depreciation and amortization	2,414	1,748	6,338	6,230
Depreciation related to restructuring	(5)	—	667	—
Stock-based compensation	2,525	2,477	6,229	6,208
Other EBITDA adjustments	565	1,299	5,178	3,392

Adjusted EBITDA**	$(2,313)	$2,110	$3,023	$4,808
Purchase accounting impact on acquired deferred revenue	2,906	—	3,217	—
Purchase accounting impact on acquired deferred commissions	(1,211)	—	(1,211)	—

Pro Forma Adjusted EBITDA***	$(618)	$2,110	$5,029	$4,808

* Certain amounts have been adjusted for the restrospective change in accounting principle for sales commissions.

** Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses. Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to current definition.

*** Pro Forma Adjusted EBITDA is Adjusted EBITDA plus the purchase accounting impact on acquired deferred revenue less the purchase accounting impact on acquired deferred commissions.

ROSETTA STONE INC.

Reconciliation of GAAP Net Loss to Adjusted Net Loss and Pro Forma Adjusted Net Loss

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
		(As Adjusted) *		(As Adjusted) *

GAAP net loss	$(4,169)	$(32,063)	$(12,286)	$(38,620)

Items related to litigation with Google Inc., restructuring and other related costs, and acquisition costs	560	1,299	5,845	3,392
Income tax adjustments **	(807)	29,499	650	30,660
Adjusted net loss ***	$(4,416)	$(1,265)	$(5,791)	$(4,568)

Purchase accounting impact on acquired deferred revenue	2,906	—	3,217	—
Purchase accounting impact on acquired deferred commissions	(1,211)	—	(1,211)	—
Pro forma adjusted net loss ****	$(2,721)	$(1,265)	$(3,785)	$(4,568)

GAAP net loss per share	$(0.19)	$(1.52)	$(0.57)	$(1.84)
Items related to litigation with Google Inc. restructuring and other related costs	0.03	0.06	0.27	0.16
Income tax adjustments **	(0.04)	1.40	0.03	1.46
Adjusted net loss per share ***	$(0.20)	$(0.06)	$(0.27)	$(0.22)

Purchase accounting impact on acquired deferred revenue	0.13	—	0.15	—
Purchase accounting impact on acquired deferred commissions	(0.06)	—	(0.06)	—
Pro forma adjusted net loss per share ****	$(0.12)	$(0.06)	$(0.18)	$(0.22)

Basic weighted average shares	21,827	21,073	21,587	21,004
Diluted weighted average shares	21,827	21,073	21,587	21,004

* Certain amounts have beeen adjusted for the restrospective change in accounting principle for sales commissions.

** For adjusted net income (loss) and pro forma adjusted net income (loss) purposes, we use a 39% effective tax rate which represents the projected, long term effective tax rate on adjusted pretax income. Our adjusted tax rate assumes full use of loss and credit carryforwards without reduction for valuation allowances.

*** Adjusted net loss and adjusted net loss per share exclude the impact of items related to its litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets.

**** Pro forma adjusted net loss and pro forma adjusted net loss per share are adjusted net loss and adjusted net loss per share plus the purchase accounting impact on acquired deferred revenue less the purchase accounting impact on acquired deferred commissions.

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended					Quarter-Ended
	3/31/11	6/30/11	9/30/11	12/31/11	2011	3/31/12	6/30/12	9/30/12	12/31/12	2012	3/31/13	6/30/13	9/30/13
Net Bookings by Market

North America Consumer	29,814	36,828	35,562	55,209	157,413	41,733	37,295	42,283	57,870	179,181	41,303	39,321	38,629
Rest of World Consumer	14,996	12,910	11,945	14,166	54,017	12,550	8,113	10,488	10,034	41,185	8,310	6,879	7,471
Worldwide Consumer	44,810	49,738	47,507	69,375	211,430	54,283	45,408	52,771	67,904	220,366	49,613	46,200	46,100

Global Enterprise and Education	10,770	16,973	18,555	15,459	61,757	10,984	17,635	19,354	16,423	64,396	10,758	16,883	24,594
Total	55,580	66,711	66,062	84,834	273,187	65,267	63,043	72,125	84,327	284,762	60,371	63,083	70,694

YoY Growth (%)
North America Consumer	-28%	-5%	-14%	6%	-9%	40%	1%	19%	5%	14%	-1%	5%	-9%
Rest of World Consumer	50%	58%	21%	-7%	25%	-16%	-37%	-12%	-29%	-24%	-34%	-15%	-29%
Worldwide Consumer	-13%	6%	-7%	3%	-3%	21%	-9%	11%	-2%	4%	-9%	2%	-13%

Global Enterprise and Education	18%	-1%	-17%	7%	-2%	2%	4%	4%	6%	4%	-2%	-4%	27%
Total	-9%	4%	-10%	4%	-2%	17%	-5%	9%	-1%	4%	-8%	0%	-2%

% of Total Net Bookings
North America Consumer	54%	55%	54%	65%	57%	64%	59%	59%	69%	63%	68%	62%	55%
Rest of World Consumer	27%	20%	18%	17%	20%	19%	13%	14%	12%	14%	14%	11%	14%
Worldwide Consumer	81%	75%	72%	82%	77%	83%	72%	73%	81%	77%	82%	73%	65%

Global Enterprise and Education	19%	25%	28%	18%	23%	17%	28%	27%	19%	23%	18%	27%	35%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Market

North America Consumer	28,061	38,606	37,710	53,184	157,561	43,084	36,918	39,878	52,946	172,826	41,385	39,934	38,699
Rest of World Consumer	14,601	12,014	11,002	12,848	50,465	12,204	8,053	9,903	10,088	40,248	8,570	7,478	7,165
Worldwide Consumer	42,662	50,620	48,712	66,032	208,026	55,288	44,971	49,781	63,034	213,074	49,955	47,412	45,864

Global Enterprise and Education	14,316	16,123	15,490	14,494	60,423	14,161	15,841	14,498	15,667	60,167	13,969	14,727	15,008
Total	56,978	66,743	64,202	80,526	268,449	69,449	60,812	64,279	78,701	273,241	63,924	62,139	60,872

YoY Growth (%)
North America Consumer	-32%	0%	2%	19%	-2%	54%	-4%	6%	0%	10%	-4%	8%	-3%
Rest of World Consumer	49%	57%	13%	-17%	18%	-16%	-33%	-10%	-21%	-20%	-30%	-7%	-28%
Worldwide Consumer	-17%	9%	5%	10%	2%	30%	-11%	2%	-5%	2%	-10%	5%	-8%

Global Enterprise and Education	21%	13%	8%	2%	11%	-1%	-2%	-6%	8%	0%	-1%	-7%	4%
Total	-10%	10%	5%	8%	4%	22%	-9%	0%	-2%	2%	-8%	2%	-5%

% of Total Revenue
North America Consumer	49%	58%	59%	66%	58%	62%	61%	62%	67%	63%	65%	64%	64%
Rest of World Consumer	26%	18%	17%	16%	19%	18%	13%	15%	13%	15%	13%	12%	12%
Worldwide Consumer	75%	76%	76%	82%	77%	80%	74%	77%	80%	78%	78%	76%	75%

Global Enterprise and Education	25%	24%	24%	18%	23%	20%	26%	23%	20%	22%	22%	24%	25%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	Quarter-Ended					Quarter-Ended					Quarter-Ended
	3/31/11	6/30/11	9/30/11	12/31/11	2011	3/31/12	6/30/12	9/30/12	12/31/12	2012	3/31/13	6/30/13	9/30/13

Unit Metrics

Product Unit Volume (thousands)	108.5	140.0	134.3	202.9	585.8	143.0	129.7	146.5	210.7	629.8	141.8	148.6	157.7
Paid Online Learners (thousands)	16.4	17.1	21.5	26.6	26.6	41.2	48.7	57.4	68.4	68.4	80.6	85.1	88.6

YoY Growth (%)
Product Units	-14%	24%	14%	20%	11%	32%	-7%	9%	4%	8%	-1%	15%	8%
Paid Online Learners	30%	20%	21%	58%	58%	151%	185%	167%	157%	157%	95%	75%	54%

Average Net Revenue Per Unit ($)
Average Net Revenue per Product Unit	$379	$349	$346	$313	$341	$367	$319	$313	$277	$315	$312	$275	$250
Average Net Revenue per Online Learner (monthly)	$30	$34	$39	$36	$35	$28	$27	$24	$24	$26	$26	$25	$24

YoY Growth (%)
Average Net Revenue per Product Unit	-4%	-12%	-9%	-9%	-9%	-3%	-9%	-9%	-11%	-8%	-15%	-14%	-20%
Average Net Revenue per Online Learner	-10%	-2%	10%	3%	0%	-6%	-22%	-37%	-32%	-25%	-7%	-6%	-1%

# of Kiosks (end of period)

North America	144	117	114	103	103	57	56	57	57	57	56	—	—
Europe	15	16	14	13	13	1	1	1	1	1	—	—	—
Asia Pacific	78	76	69	58	58	44	42	39	29	29	22	20	9
Total # of Kiosks (end of period)	237	209	197	174	174	102	99	97	87	87	78	20	9

Revenues by Geography

United States	41,271	53,418	51,708	65,725	212,122	54,914	50,810	52,167	65,856	223,747	52,791	52,163	51,013
International	15,707	13,325	12,494	14,801	56,327	14,535	10,002	12,112	12,845	49,494	11,133	9,976	9,859
Total	56,978	66,743	64,202	80,526	268,449	69,449	60,812	64,279	78,701	273,241	63,924	62,139	60,872

Revenues by Geography (as a %)
United States	72%	80%	81%	82%	79%	79%	84%	81%	84%	82%	83%	84%	84%
International	28%	20%	19%	18%	21%	21%	16%	19%	16%	18%	17%	16%	16%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - AS RESTATED

(in thousands)

(unaudited)

	As of December 31, 2012			As of March 31, 2013			As of June 30, 2013			As of September 30, 2013
	As Previously Reported	Impact of Commission Adjustment	As Adjusted *	As Previously Reported	Impact of Commission Adjustment	As Adjusted *	As Previously Reported	Impact of Commission Adjustment	As Adjusted *	Computed under Prior Method	Impact of Commission Adjustment	As Adjusted *
Prepaid expenses and other current assets	$5,204	$3,447	$8,651	$7,722	$3,333	$11,055	$7,788	$3,622	$11,410	$6,457	$3,934	$10,391
Deferred income taxes (current)	$79	$(49)	$30	$75	$(44)	$31	$136	$(57)	$79	$141	$(62)	$79
Total current assets	$211,177	$3,398	$214,575	$193,869	$3,289	$197,158	$187,986	$3,565	$191,551	$173,809	$3,872	$177,681
Other assets	$1,484	$196	$1,680	$1,389	$97	$1,486	$1,335	$165	$1,500	$3,060	$165	$3,225
Deferred income taxes (non-current)	$260	$(3)	$257	$250	$—	$250	$210	$—	$210	$221	$(3)	$218
Total assets	$275,855	$3,591	$279,446	$258,290	$3,386	$261,676	$262,335	$3,730	$266,065	$274,892	$4,034	$278,926
Accumulated loss	$(16,749)	$3,591	$(13,158)	$(21,449)	$3,386	$(18,063)	$(25,006)	$3,730	$(21,276)	$(29,478)	$4,034	$(25,444)
Total stockholders’ equity	$144,603	$3,591	$148,194	$141,440	$3,386	$144,826	$140,274	$3,730	$144,004	$139,219	$4,034	$143,253
Total liabilities and stockholders’ equity	$275,855	$3,591	$279,446	$258,290	$3,386	$261,676	$262,335	$3,730	$266,065	$274,892	$4,034	$278,926

* Certain amounts have been adjusted for the restrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - AS RESTATED

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2012			Three Months Ended June 30, 2012			Three Months Ended September 30, 2012
	As Previously Reported	Impact of Commission Adjustment	As Adjusted *	As Previously Reported	Impact of Commission Adjustment	As Adjusted *	As Previously Reported	Impact of Commission Adjustment	As Adjusted *
Sales and marketing	$38,404	$166	$38,570	$35,125	$(6)	$35,119	$37,113	$(283)	$36,830
Income (loss) from operations	$(2,359)	$(166)	$(2,525)	$(5,045)	$6	$(5,039)	$(3,670)	$283	$(3,387)
Income tax provisions (benefit)	$(742)	$(66)	$(808)	$(160)	$16	$(144)	$29,735	$(1,044)	$28,691
Net income (loss)	$(1,903)	$(100)	$(2,003)	$(4,544)	$(10)	$(4,554)	$(33,390)	$1,327	$(32,063)
Basic net income (loss) per share	$(0.09)	$(0.01)	$(0.10)	$(0.22)	$0.00	$(0.22)	$(1.58)	$0.06	$(1.52)
Diluted net income (loss) per share	$(0.09)	$(0.01)	$(0.10)	$(0.22)	$0.00	$(0.22)	$(1.58)	$0.06	$(1.52)
Shares used in computing basic net income (loss) per share	20,942	—	20,942	20,995	—	20,995	21,073	—	21,073
Shares used in computing diluted net income (loss) per share	20,942	—	20,942	20,995	—	20,995	21,073	—	21,073

	Three Months Ended December 31, 2012			Twelve Months Ended December 31, 2012
	As Previously Reported	Impact of Commission Adjustment	As Adjusted	As Previously Reported	Impact of Commission Adjustment	As Adjusted
Sales and marketing	$41,005	$(641)	$40,364	$151,647	$(764)	$150,883
Income (loss) from operations	$5,044	$641	$5,685	$(6,030)	$764	$(5,266)
Income tax provisions (benefit)	$1,158	$12	$1,170	$29,991	$(1,082)	$28,909
Net income (loss)	$4,006	$629	$4,635	$(35,831)	$1,846	$(33,985)
Basic net income (loss) per share	$0.19	$0.03	$0.22	$(1.70)	$0.09	$(1.61)
Diluted net income (loss) per share	$0.18	$0.03	$0.21	$(1.70)	$0.09	$(1.61)
Shares used in computing basic net income (loss) per share	21,166	—	21,166	21,045	—	21,045
Shares used in computing diluted net income (loss) per share	21,828	—	21,828	21,045	—	21,045

	Three Months Ended March 31, 2013			Three Months Ended June 30, 2013			Three Months Ended September 30, 2013
	As Previously Reported	Impact of Commission Adjustment	As Adjusted	As Previously Reported	Impact of Commission Adjustment	As Adjusted	Computed under Prior Method	Impact of Commission Adjustment	As Reported
Sales and marketing	$37,060	$213	$37,273	$33,144	$(357)	$32,787	$35,156	$(312)	$34,844
Income (loss) from operations	$(4,138)	$(213)	$(4,351)	$(3,991)	$357	$(3,634)	$(7,819)	$312	$(7,507)
Income tax provisions (benefit)	$977	$(9)	$968	$(400)	$13	$(387)	$(3,640)	$9	$(3,631)
Net income (loss)	$(4,700)	$(204)	$(4,904)	$(3,557)	$344	$(3,213)	$(4,472)	$303	$(4,169)
Basic net income (loss) per share	$(0.22)	$(0.01)	$(0.23)	$(0.16)	$0.01	$(0.15)	$(0.20)	$0.01	$(0.19)
Diluted net income (loss) per share	$(0.22)	$(0.01)	$(0.23)	$(0.16)	$0.01	$(0.15)	$(0.20)	$0.01	$(0.19)
Shares used in computing basic net income (loss) per share	21,360	—	21,360	21,569	—	21,569	21,827	—	21,827
Shares used in computing diluted net income (loss) per share	21,360	—	21,360	21,569	—	21,569	21,827	—	21,827

* Certain amounts have been adjusted for the restrospective change in accounting principle for sales commissions.